Exhibit 23.2

                GREGORY S. YANKE LAW CORPORATION
                  200 -675 WEST HASTINGS STREET
                 VANCOUVER, BRITISH COLUMBIA
                           V6B 1N2
                   TELEPHONE: (604) 681-7600
                   FACSIMILE: (604) 681-7622
                   E-MAIL: greg@yankelaw.com



DELIVERED

November 16, 2004

U.S. Securities and Exchange Commission
450 Fifth Avenue
Washington, D.C. 20549


Dear Sirs:

   Re:  Stanford Management Ltd. ("the Issuer") - Registration Statement on
                                   Form SB-2
   ------------------------------------------------------------------------

I hereby consent to the filing of a trust agreement, to which I am a party, with the U.S. Securities And Exchange Commission as Exhibit 10.2 to the Issuers' registration statement on Form SB-2.

Yours truly,


GREGORY S. YANKE LAW CORPORATION

PER:/s/Greg Yanke


GREG YANKE